UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2013

Date of Report (date of Earliest Event Reported)

BRAZIL GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

850 3rd Avenue, 16th Floor, New York, NY 10022

(Address of principal executive offices, including zip code)

(212) 508-2175

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective July 22, 2013 Brazil Gold Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with FAL Minerals LLC (“FAL”).  Pursuant to the Agreement the Company agreed to purchase from FAL newly issued membership interests of FAL representing twenty percent (20%) of the issued and outstanding membership interests of FAL (post issuance) (the “Interests”).  The purchase price for the Interests is One Hundred Thousand ($100,000) Dollars, payable in twelve equal installments of $8,333 commencing August 1, 2013.  The Interests will be issued pro rata (1/12 each month) by FAL to the Company upon each month closing.  Pursuant to the Agreement the Company will receive fifteen (15%) percent of the gross proceeds from all royalty payments made to FAL.  Such royalty payments are payable quarterly.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.1	Securities Purchase Agreement effective July 22, 2013 between FAL Minerals LLC and Brazil Gold Corp.	x
10.2	Mineral Lease Agreement	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAZIL GOLD CORP.

By:	/s/ Conrad Huss
Conrad Huss, Chief Executive Officer

Date: July 25, 2013